UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

HOTGATE TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Nevada	333-129388	71-098116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer IdentificationNo.)

Room 1602, Aitken Vanson Center
61 Hoi Yuen Rd., Kwun Tong, Hong Kong	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2270-0688

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – MATTERS RELATING TO SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities

On July 22, 2010, the registrant entered into a Stock Subscription Agreement (the “Agreement”) whereby it sold 110,000,000 of its common shares at a price per share of $0.0004. The shares were purchased by Grand Trading Investment Pte Ltd, of which company Lu Kan, Lee Chee Keong, and Tan Chee Keong are the directors.  Lu Kan and Lee Chee Keong are also the shareholders of Grand Trading Investment Pte Ltd.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

99.1 - Stock subscription Agreement between the registrant and Grand Trading Investment Pte Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTGATE TECHNOLOGY, INC.

Dated: July 22, 2010	By:	/s/ Yan Suan Sah
Yan Suan Sah, President